UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 30, 2013

Roberts Realty Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302
Atlanta, Georgia	30350
(Address of Principal Executive Offices)	(Zip Code)

(770) 394-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

On January 30, 2013, the company renewed its $2,905,000 Highway 20 land loan and extended the maturity date to October 8, 2013.  The loan is secured by our Highway 20 property, which is zoned for 210 multifamily units and located in Cumming, Georgia less than a mile from the downtown area, which provides schools, shopping, restaurants and other entertainment and educational venues.  The Cumming area continues to experience solid growth with the expansion of the Northside Hospital complex, which employs more than 1,850 people, the city’s completion of a new three pool aquatic center and the recent opening a of satellite campus for the University of North Georgia.

The loan modification was subject to the lender’s review of a new appraisal of the Highway 20 property, which had a total appraised value of $6,100,000 or $29,048 per multifamily unit, including $5,000 per unit for the value of the previously paid sewer tap fees, resulting in a loan to value ratio of 48%.  As part of the loan extension and due to the increase in the appraised value of the Highway 20 property, the lender waived the scheduled requirement that we make a one-time principal reduction in the amount of $300,000 by February 15, 2013.  The loan continues to require fixed principal payments of $5,000 per month through the maturity date, and we established an $80,500 interest reserve to pay the monthly interest payments at the prime rate with a floor of 5.5% per annum.  The loan modification documents contain customary representations, covenants and default provisions, and the loan, for which our operating partnership is the borrower, continues to be guaranteed by Roberts Realty Investors, Inc.

Forward Looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  The forward-looking statements relate to our intent, belief, or expectations regarding the growth in the Cumming, Georgia area.  These statements involve risks and uncertainties, including the risks that growth in Cumming and in North Atlanta generally may not continue.  These forward-looking statements are not guarantees of future performance.

For these forward-looking statements, Roberts Realty claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  You should not place undue reliance on the forward-looking statements, which speak only as of the date of this report.  All subsequent written and oral forward-looking statements attributable to Roberts Realty or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.  Roberts Realty undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  For more information about other risks and uncertainties we face, please see the section in our most recent annual report on Form 10-K and quarterly report on Form 10-Q entitled “Risk Factors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: February 4, 2013	By:	/s/ Charles S. Roberts
Charles S. Roberts
Chief Executive Officer